Slide 1

First Quarter 2005   Earnings Conference Call

May 9, 2005

Slide 2

This information contains predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved.  Important factors that could cause actual results to differ materially from those included in the forward-looking statements include the timing and extent of changes in commodity prices for oil and gas, the need to develop and replace reserves, environmental risks, drilling and operating risks, risks related to exploration and development, uncertainties about the estimates of reserves, competition, government regulation and the ability of the company to meet its stated business goals.

Slide 3

u    Record first quarter

u    Revenue

u    Net income

u    Adjusted cash flow*

u    Long-term debt at $18 million down from year end $21 million

u    Total capital expenditures of $20.1 million for first quarter

u    Includes partnership investment in the PDC 2005-A partnership, NECO infill wells, Coffeepot Springs exploratory well and Wattenberg recompletions

u    Revenue included $5.2 million for Colorado lease sale ($0.20 per share after tax)

*Adjusted Cash Flow is Net Income plus non-cash charges (Depreciation, Depletion and Amortization and Deferred Income Taxes)

Slide 4

u    Sources

u    Adjusted Cash Flow* from Operations- $21.3 million

u    Uses

u    Drilling and development- $20.1 million

u    Debt retirement- $3 million

*Adjusted Cash Flow is Net Income plus non-cash charges (Depreciation, Depletion and Amortization and Deferred Income Taxes)

Slide 5

u    First Quarter Revenue of $83.4 million

u    $71.0 million in 2004

u    Revenue reflects higher O&G prices, increased production and drilling activity

u    Colorado lease sale added $5.2 million

Slide 6

u    First Quarter Net Income of $13.3 million

u    $8.4 million in 2004

u    $0.80 EPS compared to $0.52 in 2004 (diluted)

u    $.20 per share from lease sale

u    Earnings from operations $.60 per share in 2005 compared to $.52 share. Increase of $.08 per share or 15.4%

Slide 7

u    First Quarter 2005 Adjusted Cash Flow of $21.3 million

u    Up from $15.7 million in 2004

u    Adjusted Cash Flow is  income before deferred income taxes, depreciation, depletion and amortization

u    Management believes Adjusted Cash Flow is a useful measure in estimating the value of the Company's operations

Slide 8

u    Production 3.30 Bcfe, up 4.1% compared to fourth quarter 2004

u    Rocky Mountain Region production increased 6.5% compared to prior year  fourth quarter

u    42 wells drilled in 2005

u    29 successful wells in Wattenberg field

u    9 successful wells in the Piceance Basin

u    4 NECO infill wells

u    25 additional Codell recompletions

Slide 9

u    First Quarter 2005 production of 3.30 Bcfe

u    82% natural gas

u    Reflects impact of investment activities

u    Partnership investment

u    Recompletions

u    NECO infill

u    Wells turned in-line during the First Quarter

u    38 Partnership Wells      (PDC 20% interest)

u    20 NECO infill wells       (PDC Average 85% interest)

u    25 Recompletions             (PDC 100% interest)

Slide 10

u    Strong partnership sales will continue to fund drilling revenue in second and third quarters

u    $54.4 million partnership drilling carryover at end of first quarter

u    First 2005 partnership closed with $40 million in subscriptions in January

u    Second partnership also fully subscribed($40 million) in early April

u    Favorable production comparisons depend on new drilling and recompletions

u    60 additional NECO infill wells are planned in 2005

u    50 to 65 Wattenberg recompletions scheduled

u    Exploratory Wells

u    Futures prices currently reflect expectations for continuing high prices through 2005

u    Strong balance sheet allows ample funding for additional acquisitions if available

Slide 11

Map of Colorado, Montana, Wyoming and Nebraska area  with

Markers on drilling regions:  Sweetwater Project, Coffeepot Springs, Grand Valley Field, Wattenberg Field and NECO properties.

Slide 12

Map of North Dakota

Marker on drilling region Bakken Shale

Slide 13

u    Rockies: Plan drilling in Wattenberg & Piceance

u    Funds split between areas

u    About 3-4 Wattenberg wells per Piceance well

u    PDC will have a 20% interest in partnerships

u    Continue search for additional development opportunities

u    42 successful development wells drilled in first quarter  2005

u    29 in Wattenberg Field

u    9 in Piceance Basin

u    4 NECO infill

u    Sand Wash Basin exploratory wells testing to be started in second quarter (Fox Federal and Coffeepot Springs)

u    Plan to begin Bakken Shale operations in the third quarter

Slide 14

Project	State	County	Well Depth Range (ft.)	Reservoir
Legacy	Colorado	Moffat		Lance
Coffepot Springs	Colorado	Moffat	8,000 to 13,000	Lewis / Fox Hills
Sweetwater	Wyoming	Sweetwater		Almond / Mesaverde
Bakken Shale	North Dakota	Mckenzie Montrail Williams Dunn	9000	Bakken Shale

Slide 15

First Quarter 2005   Earnings Conference Call

May 9, 2005